EXHIBIT 10.33

                                         V.I. Cement and Building Products, Inc.
                                                                          Page 1

                                 PROMISSORY NOTE

$1,000,000.00                                               St. Thomas, U.S.V.I.
                                                               November 12, 1996

FOR VALUE RECEIVED, V.I. CEMENT AND BUILDING PRODUCTS, INC., a Delaware corporation qualified to do business in the U. S. Virgin Islands (the "undersigned"), promises to pay to BANCO POPULAR DE PUERTO RICO (the "Bank"), or ORDER, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), lawful money of the United States of America, or so much thereof as may be advanced or upon repayment readvanced by the Bank from time to time after the date hereof pursuant to the terms of the Loan Agreement of even date herewith between the undersigned and the Bank (the "Loan Agreement"), with interest from the date drawn at a rate per annum equal to one percent (1%) above the prime rate as it varies (any change in interest resulting from a change in the prime rate is to be effective at the beginning of the day on which each such change in the prime rate is announced, calculated on a three hundred sixty (360) day basis. The term "prime rate" as used herein means that rate of interest from time to time announced by The Chase Manhattan Bank, N.A. at its principal offices in New York, New York as its commercial loan prime rate. Interest accrued on the principal sum from time to time outstanding at the rate hereinabove set forth shall be payable monthly commencing on the first day of the month following the date of the first draw hereunder and continuing on the same day each month until the entire principal sum and all accrued interest is fully paid.

The said principal sum together with all accrued and unpaid interest shall be payable in full ON DEMAND twelve (12) months from the date hereof at the office of the Bank in Charlotte Amalie, St. Thomas, U.S. Virgin Islands, or at such other place as the holder may, from time to time, designate in writing.

The line of credit evidenced hereby is a revolving credit in the aggregate maximum principal sum of ONE MILLION DOLLARS ($1,000,000.00), and is subject to annual review and annual reapproval by the Bank. Accordingly, the undersigned may, at any time, and periodically from time to time, borrow, repay and reborrow hereunder, on a revolving basis, in accordance with the terms and provisions of the Loan Agreement; provided, however, that for a period of thirty (30) consecutive days during each calendar year hereafter there shall be no revolving credit outstanding under this Note.

AND IT IS HEREBY EXPRESSLY AGREED that the entire principal sum from time to time outstanding hereunder and all accrued and unpaid interest thereon shall become due and payable, at the option of the Bank or the Note holder, in the event of a default in the payment of any sum for ten (10) days after it is due hereunder, and any monthly payment not received by the Bank or the Note holder within ten (10) days after the payment is due shall be assessed a late charge of five percent (5%) of the payment.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, waiver, modification or discharge is sought.

In case recourse to the courts by the holder of this Note becomes necessary in order to collect the whole or any unpaid part thereof together with all accrued interest thereon, the undersigned agrees to pay any and all court expenses, disbursements, and attorneys' fees that may be incurred. The undersigned expressly authorizes and empowers the Bank, at its option, at any time, to


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appropriate and to apply to the payment of this Note, and any other obligation or obligations now existing or hereafter arising of the undersigned to the Bank, any and all monies now or hereafter in the hands of the Bank on deposit or otherwise to the credit of or belonging to the undersigned.

Presentment for acceptance or payment, notice of dishonor, protest and notice of protest are hereby waived.

This Note is being issued pursuant to the Loan Agreement and is secured by the Security Instruments referred to therein, and any default by the undersigned under the Loan Agreement or any of the Security Instruments shall constitute a default under this Note.

This Note may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefore provided, however, that all such prepayments shall be applied first toward interest accrued on this Note, and then toward the outstanding principal balance.

Executed as a sealed instrument as of the date set forth above.

                                     V.I. CEMENT AND BUILDING PRODUCTS INC.,
                                                      a Delaware corporation

                                       /S/ WALTER B. BARRETT, VICE PRESIDENT
                                        --------------------------------------
                                                                      (SEAL)

                             ATTEST: /S/ RONALD L. MOOREHEAD, VICE PRESIDENT
                                     -----------------------------------------